Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Precision Optics Corporation, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of Precision Optics Corporation, Inc. on Form S-8 of our report dated September 8, 2014, with respect to our audits of the consolidated financial statements of Precision Optics Corporation, Inc. and its subsidiaries as of and for the years ended June 30, 2014 and 2013 included in the Company’s Annual Report on 10-K for the year ended June 30, 2014.

/s/ Stowe & Degon LLC

Westborough, MA

April 17, 2015